Exhibit 24.2

                        ASSISTANT SECRETARY'S CERTIFICATE


           I, Rhonda  Matty,  Assistant  Secretary of Credit Suisse First Boston
Mortgage Securities Corp., hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp. by unanimous written consent in lieu of a meeting on May 8, 2000. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

           IN WITNESS WHEREOF, I have hereunto set my hand on as of this 16th day of May, 2000.



                                        /s/ Rhonda Matty
                                        --------------------------
                                         Assistant Secretary


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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

                    IN LIEU OF MEETING OF BOARD OF DIRECTORS

                                   May 8, 2000

      The undersigned, being all the Directors of Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), do hereby onsent in writing that the following resolutions shall have the same force and effect as if adopted at a Meeting of the Board of Directors of the Company:

           RESOLVED, that the form of Registration Statement on Form S-3, as set forth as Exhibit A attached hereto, together with all exhibits thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, up to $1,500,000,000 aggregate principal amount of conduit mortgage and manufactured housing contract pass-through certificates (the "Certificates"), which will be offered in one or more series (each, a "Series"), representing fractional undivided interests in trusts (the "Trusts") to be created by the Company be, and it hereby is, approved; and it is

           FURTHER RESOLVED, that the directors and appropriate officers of the Company be, and each of them hereby is, authorized and empowered to execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, the Registration Statement, and any and all amendments (including post-effective amendments) to the Registration Statement, including amendments to the prospectus (the "Prospectus") and the addition or amendment of exhibits or other documents relating thereto or required by law or regulation in connection therewith, in such form as such directors and officers may deem necessary, appropriate or desirable in order to effect the registration of the Certificates; and that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered to procure all other necessary signatures to the Registration Statement and to cause the Registration Statement and such amendment or amendments, so executed, to be filed with the Commission; and it is

           FURTHER RESOLVED, that prior to the effective date of the Registration Statement or any post-effective amendment thereto, the appropriate officers of the Company are directed to use their best efforts to furnish each director and each officer signing the Registration Statement or such post-effective amendment with a copy of the Registration Statement, or such
post-effective   amendment,   and  if,  prior  to  the  effective  date  of  the
Registration Statement or such post-effective amendment, material changes therein or material additions thereto are proposed to be made, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing the Registration Statement or such post-effective amendment, with a copy of the Registration Statement and each amendment thereto or such post-effective amendment as filed with the Commission, or a description of such changes or additions, or a combination thereof, in as complete and final form as practicable and in sufficient time to

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permit each  director and each such officer so desiring to object to any part of the Registration Statement or such post-effective amendment before it becomes effective; and it is

           FURTHER RESOLVED, that each officer or director who is required or entitled to execute the Registration Statement (whether in the name and on behalf of the Company, or as an officer or director of the Company, or both) be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing William Pitofsky, Patrick D. Coleman, Greg Petroski and Kari Roberts, as attorneys-in-fact, with full power of substitution severally, (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute the Registration Statement, including in the name of and on behalf of the Company) the Registration Statement and all amendments (including post-effective amendments) to the Registration Statement and documents in connection therewith, which amendments may make such changes in the Registration Statement as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the Registration Statement and any such amendment or amendments to the Registration Statement, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person; and it is

           FURTHER RESOLVED, that Thomas Zingalli, Vice President, Controller and Principal Accounting Officer of the Company, be and he hereby is, appointed the agent of the Company for service in connection with the Registration Statement; and it is

           FURTHER RESOLVED, that the Chairman, President, Principal Accounting Officer and Controller, Treasurer, any Vice President, Director of Taxes and any other officer specifically authorized by the Board of Directors in writing of the Company (the "Authorized Officers"), the Secretary or any Assistant Secretary of the Company be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Company to take any and all action that he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Certificates for issuance and sale or to request an exemption from registration of the
Certificates, to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer's covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary or any Assistant Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be

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adopted by the Board of Directors and  incorporated  in this  Unanimous  Written
Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Company take any and all further action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Company; and it is

           FURTHER RESOLVED, that it is in the best interests of the Company that the Certificates be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Company and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Certificates as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the performance by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken; and it is

           FURTHER RESOLVED, that the Company, as depositor or settlor, is authorized and empowered to enter into various Trust Agreements (each, a "Trust Agreement") with such bank, trust company or other financial institution as the directors or Authorized Officers shall deem necessary or appropriate, as trustee, pursuant to which certain trusts will be created, in the form included in the Registration Statement, together with such changes, modifications, insertions and additions as the proper officers of the Company deem necessary, appropriate or desirable and to sell the beneficial interests of such trusts; and it is

           FURTHER RESOLVED, that the Company, as depositor or settlor, is authorized and empowered to enter into various Pooling and Servicing Agreements (each, a "Pooling and Servicing Agreement") with such bank, trust company or other financial institution, as trustee, and such servicer, as the directors or Authorized Officers shall deem necessary or appropriate, with respect to the Certificates, in the form included in the Registration Statement, together with such changes, modifications, insertions and additions as the directors or Authorized Officers of the Company shall deem necessary, appropriate or desirable; and it is

           FURTHER RESOLVED, that the Company is authorized and empowered to enter into various Underwriting Agreements (each, an "Underwriting Agreement") with Credit Suisse First Boston Corporation, as underwriter, or an underwriting syndicate represented by Credit Suisse First Boston Corporation, as underwriters, with regard to the Certificates, or such other purchasers as may be approved by an Authorized Officer, in the form included in the Registration Statement, together with such changes, modifications, insertions and additions as the directors or Authorized Officers of the Company shall deem necessary, appropriate or desirable; and it is

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           FURTHER  RESOLVED,  that the Company is  authorized  and empowered to enter into various Sale and Purchase Agreements or similar agreements (each, a "Purchase Agreement") with a seller of mortgage loans, manufactured housing conditional sales contracts or other assets to be included in a trust fund with respect to a Series as the directors or Authorized Officers shall deem necessary or appropriate with respect to the Certificates, in the form included in the Registration Statement, together with such changes, modifications, insertions and additions as the directors or Authorized Officers of the Company shall deem necessary, appropriate or desirable; and it is

           FURTHER RESOLVED, that the Authorized Officers of the Company, in the name and on behalf of the Company be, and each of them hereby is, authorized and empowered to execute and deliver a Trust Agreement, a Pooling and Servicing Agreement, a Purchase Agreement and an Underwriting Agreement with regard to any Series of Certificates, with such changes therein as may be approved by the Authorized Officers executing the same, and to take such action and to execute such further instruments and documents as any of the aforesaid officers of the Company may deem to be necessary, appropriate or desirable in order to consummate the transactions contemplated by a Trust Agreement, a Pooling and Servicing Agreement, a Purchase Agreement and an Underwriting Agreement, such other instruments and documents being in such form and containing such terms and conditions as the Authorized Officers of the Company executing the same shall approve; and it is

           FURTHER RESOLVED, that the preparation of a prospectus supplement (the "Prospectus Supplement") relating to the Certificates of a Series, in the form included in the Registration Statement or in such other form as an Authorized Officer of the Company shall deem necessary, appropriate or desirable, and the use of such Prospectus Supplement and the Prospectus in connection with the sale of the Certificates offered thereby, is hereby approved; and it is

           FURTHER RESOLVED, that the Authorized Officers of this Company, on behalf of any Trust be, and they hereby are, authorized and directed to cause the Certificates to be issued, sold and delivered to the underwriter or underwriters, or to such other purchasers as may be approved by an Authorized Officer, as the case may be, and to cause the Certificates to be rated by Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Fitch IBCA, Inc. or another nationally recognized rating agency; and it is

           FURTHER RESOLVED, that execution of any agreement, instrument or document by an Authorized Officer of the Company pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer's authority to execute, such agreement, instrument or document; and it is

           FURTHER RESOLVED, that the retention of the law firm of Orrick, Herrington & Sutcliffe LLP as counsel to the Company in connection with the proposed public offerings be and it hereby is, approved; and it is

           FURTHER RESOLVED, that the Authorized Officers of the Company, and its counsel be, and each of them hereby is, authorized with full authority to act without the other to


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appear  on  behalf  of the  Company  or the  Trusts  before  the  Commission  in connection with any matter relating to the Registration Statement and to any amendments thereto.

      IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 8th day of May, 2000.

         /s/ Carlos Onis                       /s/ Scott J. Ulm
        ----------------                      -------------------
          Carlos Onis                           Scott J. Ulm

         /s/ William Pitofsky                /s/  Patrick  D. Coleman
        ---------------------               -------------------------
        William Pitofsky                      Patrick D. Coleman